UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.         )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Great Plains Energy Incorporated

(Name of Registrant as Specified In Its Charter)

N/A

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An Important Message for All Great Plains Energy Shareholders
GRET PLAINS ENERGY Westar Energy
CREATING A LEADING MIDWEST ENERGY UTILITY
SEPT
26
THE GREAT PLAINS ENERGY SPECIAL MEETING WILL BE HELD ON SEPTEMBER 26, 2016
EVERY VOTE COUNTS: VOTE “FOR” THE COMBINATION OF GREAT PLAINS ENERGY AND WESTAR ENERGY TODAY
VOTE BY TELEPHONE, INTERNET OR MAIL BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD

The proposed combination of Great Plains Energy and Westar Energy creates a strong company committed to delivering superior value to shareholders by improving our ability to serve customers, meet the region’s energy needs, and achieve improved and more stable, long-term financial returns.
Positioned to grow earnings per share faster with more predictability
Significant anticipated operating and cost efficiencies creates savings for customers
100 years of existing operating and regulatory experience in Kansas and Missouri
Positioned to maintain solid investment grade credit ratings
Vote “FOR” Significant Opportunities for Savings and Growth
DIVIDEND GROWTH TARGET
5-7%
ANNUALLY
EARNINGS GROWTH TARGET
6-8%
ANNUALLY
ANTICIPATED COST SAVINGS
~$200M
~$65M
$
YEAR THREE AND BEYOND
YEAR ONE
The acquisition positions Great Plains Energy to deliver enhanced shareholder returns.
Vote to create a stronger company. Vote “FOR” the acquisition TODAY.

Vote “FOR” Significant Anticipated Benefits for Shareholders, Customers and Communities in Kansas And Missouri
Combined Service Territory* Westar Electric Territory Westar Headquarters Westar Power Plants Great Plains Electric Territory
Great Plains Headquarters Great Plains Power Plants Shared Power Plants Key Operating Metrics
Over 1.5 million customers in Kansas and Missouri Nearly 13,000 megawatts of generation capacity
Almost 10,000 miles of transmission lines and over 51,000 miles of distribution lines
More than 45% of the combined utility’s retail customer demand can be met with emission-free energy
Trusted neighbors responsive to regulators, customers and employees
More competitive rates than either company expects to deliver on its own
Committed to superior customer service and reliability
“Combining will result in cost savings and operational benefits for our more than 900,000 Kansas and 600,000 Missouri Customers.”
– Terry Bassham, Chairman, President and CEO, Great Plains Energy
*Excludes Great Plains Energy’ power plant in the Mississippi Delta and Westar’s Spring Creek Energy Center in Logan County, OK
The best fit for serving customers and meeting our region’s energy needs.

Forward-Looking Statements Statements made in this communication that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. Forward-looking statements include, but are not limited to, statements relating to Great Plains Energy Incorporated’s (“Great Plains Energy”) proposed acquisition of Westar Energy, Inc. (“Westar”), shareholder and regulatory approvals, the completion of the proposed transactions, benefits of the proposed transactions, and anticipated future financial measures and operating performance and results, including estimates for growth and other matters affecting future operations. In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Great Plains Energy is providing a number of important factors that could cause actual results to differ materially from the provided forward-looking information. These important factors include: the risk that Great Plains Energy or Westar may be unable to obtain shareholder approvals for the proposed transactions or that Great Plains Energy or Westar may be unable to obtain governmental and regulatory approvals required for the proposed transactions, or that required governmental and regulatory approvals or agreements with other parties interested therein may delay the proposed transactions or may be subject to or impose adverse conditions or costs; the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed transactions or could otherwise cause the failure of the proposed transactions to close; risks relating to the potential decline in the Great Plains Energy share price resulting in an increase in the exchange ratio of Great Plains Energy shares offered to Westar shareholders in accordance with the transaction agreement and resulting in reduced value of the proposed transactions to Great Plains Energy shareholders; the risk that a condition to the closing of the proposed transactions or the committed debt or equity financing may not be satisfied; the failure to obtain, or to obtain on favorable terms, any equity, debt or equity-linked financing necessary to complete or permanently finance the proposed transactions and the costs of such financing; the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted relating to the proposed transactions; the receipt of an unsolicited offer from another party to acquire assets or capital stock of Great Plains Energy or Westar that could interfere with the proposed transactions; the timing to consummate the proposed transactions; the costs incurred to consummate the proposed transactions; the possibility that the expected value creation from the proposed transactions will not be realized, or will not be realized within the expected time period; the credit ratings of the companies following the proposed transactions; disruption from the proposed transactions making it more difficult to maintain relationships with customers, employees, regulators or suppliers; the diversion of management time and attention on the proposed transactions; future economic conditions in regional, national and international markets and their effects on sales, prices and costs; prices and availability of electricity in regional and national wholesale markets; market perception of the energy industry, Great Plains Energy changes in business strategy, operations or development plans; the outcome of contract negotiations for goods and services; effects of current or proposed state and federal legislative and regulatory actions or developments, including, but not limited to, deregulation, re-regulation and restructuring of the electric utility industry; decisions of regulators regarding rates the Companies can charge for electricity; adverse changes in applicable laws, regulations, rules, principles or practices governing tax, accounting and environmental matters including, but not limited to, air and water quality; financial market conditions and performance including, but not limited to, changes in interest rates and credit spreads and in availability and cost of capital, derivatives and hedges and the effects on nuclear decommissioning trust and pension plan assets and costs; impairments of long-lived assets or goodwill; credit ratings; inflation rates; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of terrorist acts, including but not limited to cyber terrorism; ability to carry out marketing and sales plans; weather conditions including, but not limited to, weather-related damage and their effects on sales, prices and costs; cost, availability, quality and deliverability of fuel; the inherent uncertainties in estimating the effects of weather, economic conditions and other factors on customer consumption and financial results; ability to achieve generation goals and the occurrence and duration of planned and unplanned generation outages; delays in the anticipated in-service dates and cost increases of generation, transmission, distribution or other projects; Great Plains Energy’s ability to successfully manage transmission joint ventures or to integrate the transmission joint ventures of Westar; the inherent risks associated with the ownership and operation of a nuclear facility including, but not limited to, environmental, health, safety, regulatory and financial risks; workforce risks, including, but not limited to, increased costs of retirement, health care and other benefits; and other risks and uncertainties. This list of factors is not all-inclusive because it is not possible to predict all factors. Additional risks and uncertainties are discussed in the definitive joint proxy statement/prospectus that Great Plains Energy filed with the Securities and Exchange Commission (“SEC”) and other materials that Great Plains Energy will file with the SEC in connection with the proposed transactions. Other risk factors are detailed from time to time in Great Plains Energy’s quarterly reports on Form 10-Q and annual report on Form 10-K filed with the SEC. Each forward-looking statement speaks only as of the date of the particular statement. Great Plains Energy undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Additional Information and Where to Find It This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any proxy, vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed transaction, Great Plains Energy has filed with the SEC a Registration Statement on Form S-4 (Registration No. 333-212513), which was declared effective by the SEC, and a definitive joint proxy statement of Great Plains Energy and Westar, which also constitutes a prospectus of Great Plains Energy, each of which is publicly available, and Great Plains Energy and Westar have filed and may file other documents regarding the proposed transaction with the SEC. Great Plains Energy and Westar have mailed to their respective shareholders the definitive joint proxy statement/prospectus in connection with the transaction. WE URGE INVESTORS TO READ THE REGISTRATION STATEMENT AND DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT GREAT PLAINS ENERGY, WESTAR AND THE PROPOSED TRANSACTION. Investors can obtain free copies of the Registration Statement and definitive joint proxy statement/prospectus and other documents filed by Great Plains Energy and Westar with the SEC at http://www.sec.gov, the SEC’s website, or free of charge from Great Plains Energy’s website (http://www.greatplainsenergy.com) under the tab, “Investor Relations” and then under the heading “SEC Filings.” These documents are also available free of charge from Westar’s website (http://www.westarenergy.com) under the tab “Investors” and then under the heading “SEC Filings.” Participants in Proxy Solicitation
Great Plains Energy, Westar and their respective directors and certain of their executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Great Plains Energy’s and Westar’s shareholders with respect to the proposed transaction. Information regarding the officers and directors of Great Plains Energy is included in its definitive proxy statement for its 2016 annual meeting filed with SEC on March 24, 2016. Information regarding the officers and directors of Westar is included in its definitive proxy statement for its 2016 annual meeting filed with the SEC on April 1, 2016. Additional information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, is set forth in the Registration Statement and definitive joint proxy statement/prospectus and other materials filed with SEC in connection with the proposed transaction. Free copies of these documents may be obtained as described in the paragraphs above.
VOTE “FOR” THE WESTAR ACQUISITION TODAY BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY CARD AND VOTING “FOR” EACH OF THE PROPOSALS LISTED
VOTE If you have questions about how to vote your shares, or need additional assistance, please contact the firm assisting us in the solicitation of proxies: INNISFREE M&A INCORPORATED Shareholders Call Toll-Free: 877.687.1875 Banks and Brokers Call Collect: 212.750.5833 YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR FEW SHARES YOU OWN